SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ]  Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Section 240. 14a-11(c) or Rule 14a-12


                              THERMODYNETICS, INC.
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:


TDYN Proxy 1st Jan. 2001 (PROXY)

[LOGO] THERMODYNETICS, INC.



                    ----------------------------------------

                              THERMODYNETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

                                January 16, 2001


     The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "Company") for fiscal year ended March 31, 2000 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Tuesday, January 16, 2001 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

          1.   Election of three (3) directors (Proposal One).

          2. Such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on November 24, 2000 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope. A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.


                                        By Order of the Board of Directors

                                        Thermodynetics, Inc.


                                        Robert A. Lerman
                                               President


December 8, 2000
Windsor, Connecticut 06095


     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

[LOGO] THERMODYNETICS, INC.



                              --------------------

                              THERMODYNETICS, INC.

                                 PROXY STATEMENT

                              --------------------


     This Proxy Statement is first being mailed to Stockholders on December 8, 2000 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, January 16, 2001 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST).

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2000 including financial statements with respect to such year. All proxies which are properly filled in, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire. The Board of Directors has fixed the close of business on November 24, 2000 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone and other communication mediums. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

     Vote required, Principal Stockholders and Stockholdings of Management - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting.

     As of the record date, the Company had 13,648,110 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

     The following table sets forth, as of the record date, the number of shares of the Company's Common Stock owned beneficially to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, and by all officers and directors of the Company as a group. The shares underlying the incentive stock options held by two officer/directors and one officer which are presently exercisable are deemed as outstanding.

                      Thermodynetics, Inc. Proxy Statement
                                     Page 2


      Name and Address(1)           Amount and Nature                      Percent of
      of Beneficial Owner           of Beneficial Ownership                Class Owned

      Directors and Officers

      John F. Ferraro               4,057,462         shs (2)(6)           25.8%
      Robert A. Lerman              4,341,539         shs (2)(7)           26.3%
      Anthony C. Mirabella            241,791         shs (3)              1.8%
      Robert I. Lieberman             272,853         shs (4)              2.0%

      All officers and              8,913,645         shs (5)              50.3%
      directors as a group
      (four persons)

      Other 5% Shareholders
          None

----------
(1) The address of all officers and directors is c/o the Company, 651 Day Hill Road, Windsor, Connecticut 06095.

(2) Includes options exercisable to acquire 1,948,182 shares; includes 51,300 shares held for Mr. Ferraro and 79,397 shares held for Mr. Lerman in trust under the Company's 401(k) Plan, respectively; includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro, respectively; excludes the aggregate 934,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(3)  Includes  options  exercisable  to  acquire  6,704  shares.   Excludes  the
     aggregate 934,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(4) Includes options exercisable to acquire 170,114 shares; includes 16,939 shares held in trust under the Company's 401(k) Plan.

(5) Includes options exercisable to acquire 4,073,182 shares; includes an aggregate 147,636 shares held in trust under the Company's 401(k) Plan for each respective officer's account; excludes the aggregate 934,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro.

(6) Mr. Ferraro contributed certain of his shares of Company stock in accordance with the guidelines to the John F. Ferraro Defined Benefit Pension Plan and Trust which was established in 1984; the aggregate holdings of outstanding shares of Company stock actually issued which are now owned by that pension plan equals 1,370,000 shares; Mr. Ferraro, as trustee of the Plan, has full voting authority over that pension plan's shares; thus that pension plan's shares have been included Mr. Ferraro's above aggregate beneficial ownership calculation.

(7) Mr. Lerman contributed certain of his shares of Company stock in accordance with the guidelines to the Robert A. Lerman Money Purchase Plan and Trust, established in 1988; the aggregate holdings of outstanding shares of Company stock actually issued which are now owned by that pension plan equals 1,291,880 shares; Mr. Lerman, as trustee of that pension plan, has full voting authority over that pension plan's shares; thus that pension plan's shares have been included in Mr. Lerman's above aggregate beneficial ownership calculation.

     Holders of an aggregate 13,648,110 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company's officers and directors, who have the right to vote an aggregate 4,840,462 shares representing thirty-five and five-tenths of one percent (35.5%) of all shares which are entitled to be voted, have stated their intentions to vote their shares FOR Proposal One.

                      Thermodynetics, Inc. Proxy Statement
                                     Page 3

                       ACTIONS TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (Proposal One)

     All directors shall serve until his successor is elected and is qualified. The shares represented by proxies will be voted in favor of the election as directors of the persons named below who are nominees for election and authority to vote for the election of directors shall be deemed granted unless specifically withheld. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend. The Company does not have a nominating, an audit or a compensation committee. During the fiscal year ended March 31, 2000 the Company's Board of Directors held a total of three (3) meetings.

Nominees for Election as Directors

                                                                                               Director
Name of Nominee                        Age         Position with the Company                     Since
---------------                        ---         -------------------------                     -----

      John F. Ferraro                  66          Chairman of the Board, Chief Executive
                                                      Officer and Secretary                      1979
      Robert A. Lerman                 65          President and Director                        1979
      Anthony C. Mirabella             59          Director                                      1985

Principal Occupations of Directors and Nominees During the Past Five Years

     Robert A. Lerman holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in Mathematics,
Adelphi College (1961), and Master of Science in Electrical Engineering, University of Connecticut (1964). In 1979, Mr. Lerman was elected Treasurer and a Director and in 1980 President of the predecessor to the Company. Since the Company's 1981 merger, Mr. Lerman has been President and a Director of the Company, and from 1981 through 1992 served as Treasurer. In 1988, Mr. Lerman, along with Mr. Ferraro, founded Pioneer Capital Corp., of which Mr. Lerman is Secretary, Treasurer and a Director, a privately held venture capital corporation. Mr. Lerman co-authored the text book, Nonlinear Systems Dynamics, which was published in 1992 by Van Nostrand Reinhold, New York, New York. In 1993, Mr. Lerman, along with Mr. Ferraro, founded Pioneer Partners Corp. ("PPC"), of which Mr. Lerman is Treasurer and Managing Director; PPC is --- the general partner of Bridge Investors I Limited Partnership ("Bridge"), a partnership formed by Messrs. Lerman ------ and Ferraro for the purpose of providing venture capital financing to other companies; Bridge distributed its assets and dissolved effective December 31, 1998. In 1997, Mr. Lerman became President and a Director of Pioneer Ventures Corp. ("PVC") and a manager of Ventures Management Partners LLC ("VMP"), the general partner of Pioneer --- --- Ventures Associates Limited Partnership ("PVALP"), a partnership formed for the purpose of providing venture ----- capital financing to other companies. In 1998, Mr. Lerman became a director of Initio, Inc., Tristar Corporation, and Energy Brands, Inc. See "Certain Transactions".

     John F. Ferraro holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962). In 1979, Mr. Ferraro was elected Secretary and a Director of the predecessor to the Company. Since the Company's 1981 merger, Mr. Ferraro has been Chairman of the Board and Chief Executive Officer of the Company. In 1988, Mr. Ferraro, along with Mr. Lerman, founded Pioneer Capital Corp. of which Mr. Ferraro is President and a Director. In 1993, Mr. Ferraro, along with Mr. Lerman, founded both Bridge and its general partner PPC, of which he is Treasurer, Secretary and a Director; Bridge distributed its assets and dissolved effective December 31, 1999. In 1997, Mr. Ferraro became Secretary and a Director of PVC and a manager of VMP, the general partner of PVALP. In 1998 Mr. Ferraro became a director of American Interactive Media, Inc.; in 1999 he became a director of America's Shopping Mall, Inc.; and in 1998 and reappointed in 2000 became a director of Fidelity First Financial Corp. See "Certain Transactions".

     Anthony  C.   Mirabella   holds  the  degrees  of  Bachelor  of  Mechanical
Engineering, Stevens Institute of Technology (1962) and Master in Business Administration, Western New England College (1969). He was elected a

                      Thermodynetics, Inc. Proxy Statement
                                     Page 4

director of the Company in 1985. Mr. Mirabella has been employed by Connecticut Natural Gas Corporation since 1971, and is a Senior Vice President of said concern, responsible for The Energy Network, Inc. and its district heating and cooling operations.

     Executive Officers who are not Nominees for Director

     Robert I. Lieberman is a certified public accountant. He holds the degree of Bachelor of Science in Accounting and Business Administration from the State University of New York (1975). Mr. Lieberman joined the Company as corporate controller in 1986, in 1987 was elected Controller and Chief Financial Officer, and in 1992 was elected Treasurer. In 1995 Mr. Lieberman was elected President of Turbotec Products, Inc., the Company's principal operating subsidiary.

Certain Rights to Proceeds

     Two of the Company's three directors currently own 656,334 shares in which the Company has certain rights to the proceeds to be received upon the sale of such shares which they received pursuant to 1984 stock subscription agreements, as amended in 1988 and in 1994. Upon the sale of any of these shares, the selling director shall pay directly to the Company at the time of receipt of the net proceeds of such sale, an amount equal to (i) such net sales proceeds (up to a maximum of $0.40 per share for Messrs. Ferraro and Lerman) less (ii) the purchase price paid by the subscriber for each share sold (approximately $0.21 per-share). The directors retain full voting and dispositive control over these shares. The Company has no other rights with respect to such shares. A total of 121,641 shares of a former director are subject to similar restrictions as described above with the Company receiving the difference between $0.21 and $1.00.

Section 16(a) Beneficial Ownership Reporting Compliance

     At the fiscal year end and through the date hereof, the Company had not received any reports from any director, officer or principal shareholder which indicated on the report, or by calculation based on the transaction and receipt dates, that any report was not filed on a timely basis.

Remuneration of Officers and Directors

     The following table sets forth on an accrual basis for the three most recent fiscal years, the remuneration of each of the Company's officers whose remuneration exceeded $100,000 and for all officers of the Company as a group.

                           SUMMARY COMPENSATION TABLE

                                            Annual                        Long Term Compensation
                                                            ----------------------------------------------
                                         Compensation                  Awards           Payouts    Other
                                    ----------------------------------------------------------------------
                                                                                                    Company
                          Fiscal                       Other         Stock     Options/   LTIP      401(k)
Name/Position             Year        Salary/Bonus     Compensation  Awards     SARS      Payouts   Contrib.
-------------             ----        ------------     ------------  ------     ----      -------   -------

John F. Ferraro (1)       2000         $170,760(2)      $3,210           $0     0 shs       $0       $518
Chairman of the Board,    1999         $173,151(2)      $4,125           $0     0 shs       $0       $499
Secretary & Director      1998         $149,029         $3,137           $0     0 shs       $0       $398

Robert A. Lerman(1)       2000         $176,852(2)      $4,125           $0     0 shs       $0     $1,096
President & Director      1999         $173,151(2)      $3,137           $0     0 shs       $0     $1,073
                          1998         $144,685         $3,450           $0     0 shs       $0       $776

Robert I. Lieberman(3)    2000         $130,509        $11,878           $0     0 shs       $0         $0
Treasurer and CFO &       1999         $129,801        $14,228           $0     0 shs       $0         $0
President of Turbotec     1998         $112,561        $15,330           $0     0 shs       $0         $0

---------------------------------------------------

                      Thermodynetics, Inc. Proxy Statement
                                     Page 5

(1) Messrs. Ferraro and Lerman entered into five year employment contracts with the Company, effective April 1, 1996. Each employment contract provides for a basic salary at an annual rate of $150,000 with an annual increase at April 1st of each year based on increases in the Consumer Price Index. Each employment contract requires the Company to provide medical insurance coverage for the employee as well as $50,000 of group term insurance, and $1,500,000 of additional life insurance. During the fiscal year ended March 31, 2000, the Company paid $108,909 in net premiums on the two life insurance policies which provide that upon death or termination of each such insured's employment, the Company will be repaid from the proceeds of the policy the amount being the lesser of the then existing cash surrender value of the policy or the aggregate net premiums paid by the Company. At March 31, 2000, the amount receivable for premiums paid on the policies was $1,477,257. In addition, each employment contract contains a provision providing that in the event of disability, the employee will receive disability payments of $100,000 per year for ten years (with proportional reductions in the event of partial disability); and $6,500 per year for tax planning services. The contract may be terminated by the employee on 120 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to each employee's then current salary for either the longer of the remainder of the unrenewed term or three years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of termination compensation which would otherwise be due.

(2) In 2000 and 1999, Messrs. Ferraro and Lerman each received cash bonuses of $12,500 and $17,500.

(3) Mr. Lieberman entered into a 5 year employment contract with the Company's primary operating subsidiary effective April 1, 1996. Under the contract Mr. Lieberman is to be paid a base salary of $110,000 for the first year, increased by $5,000 annually for each of the following two years. In addition, he may be paid a bonus based on performance targets established by the board of directors. The employment contract requires the Company to provide certain other benefits including life and disability insurance, subject to a maximum cost per year. The contract may be terminated for "cause" immediately or by the employee on 90 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation for 180 days.

     For the fiscal year ending March 31, 2001, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $490,000 to all officers as a group (three persons) of which Mr. Ferraro and Mr. Lerman will each be paid approximately $180,000 and Mr. Lieberman will be paid approximately $130,000.

     During the fiscal year ended March 31, 2000, $5,100 in directors' fees was paid to the Company's one director who is not an officer or employee, Anthony C. Mirabella. It is anticipated that the one director/nominee who is not an officer or employee will be paid approximately $6,000 in directors' fees in the fiscal year ending March 31, 2001.

Incentive Stock Options

     1992 Incentive Stock Option Plan. On December 16, 1991, the Company's stockholders approved the adoption of the Company's 1992 Incentive Stock Option Plan (the "1992 Plan") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to ISOs which may be granted under the 1992 Plan at exercise prices at least equal to 100% of the fair market value of the Common Stock on the date of the effective date of the grant of the option. At November 24, 2000 no 1992 Plan ISOs were outstanding.

     As of the record date, no 1992 Plan ISOs were outstanding. No options under the 1992 Plan were granted in fiscal year ended March 31, 2000. The 1992 Plan will expire on December 31, 2001.

Non-Qualified Stock Incentive Plan

     1995 Stock Options. On May 15, 1995, the Company's Board of Directors approved the adoption of the 1995 Stock Options ("1995 Options") reserving 4,920,000 shares of the Company's Common Stock for issuance in the form of stock options. The purchase price for the exercise of shares subject to the options equaled the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the option, May 19, 1995. A total of 590,000 options were reassigned in August, 1999 and were granted to members of the management team pro rata in accordance with their terms. The expiration date of the options is September 30, 2002. See also Aggregated Exercises and Certain Transactions.

     Option Grants in Last Fiscal Year. No options were granted in the last fiscal year. However, 590,000 of the 1995 Options were reassigned in August, 1999 as follows: 268,182 to Mr. Lerman; 268,182 to Mr. Ferraro; 20,114 to

                      Thermodynetics, Inc. Proxy Statement
                                     Page 6

Mr. Lieberman; 6,704 to Mr. Mirabella; and 26,818 to two other individuals. The anticipated reassigned options are not included in the Aggregated Exercises table below.

     The compensation values of the stock bonuses received by the named executive officers and directors of the Company during the last three fiscal years are reflected in the Summary Compensation Table in the column labeled "Restricted Stock Awards".


Aggregated Exercises

     Aggregated Option/SAR Exercises and Fiscal Year End Option/SAR Values. Options were exercised by certain executive officers of the Company during fiscal year ended March 31, 2000. See also "1995 Stock Options", "Option Grants in Last Fiscal Year", and "Certain Transactions". The following table reflects the aggregated option exercise values at year end held by the executive officers and directors:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------
Name of Officer or      Shares       Value       Number of Securities         Value of Unexercised
Director                Acquired     Realized    Underlying  Unexercised      in-the-Money  Options at
                        on Exercise              Options at FY-End (#)        FY-End ($)
                                                 Exercisable ("E")            Exercisable ("E")
                                                 Unexercisable ("U")          Unexercisable ("U")
---------------------------------------------------------------------------------------------------------
John F. Ferraro              0            0        1,948,182             E            $287,356         E
Robert A. Lerman             0            0        1,948,182             E            $287,356         E
 Anthony C. Mirabella   50,000        7,375            6,704             E                $989         E
Robert I. Lieberman          0            0          170,114             E             $25,092         E
---------------------------------------------------------------------------------------------------------

Employee Retirement Savings Plan

     Effective April 1, 1991, the Company adopted the Thermodynetics, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan"). The 401(k) Plan allows full-time employees of the Company to defer two to fifteen percent of their earnings on a pre-tax basis through earnings or salary reduction contributions to the 401(k) Plan. The Company may in its discretion make matching contributions in the form of Company's common stock equal to a percentage of the employees' aggregate contributions. Under the 401(k) Plan the board of directors has the authority in its sole discretion to determine the Company's matching contribution, if any, for each Plan year. The Company has determined its matching contributions to the 401(k) Plan for the plan year ending December 31, 2000 will equal a maximum of 200,000 shares, provided that the value of such grant does not exceed $35,000.

     The compensation value of the 401(k) participation received by the below listed officers and directors is reflected in the Summary Compensation Table at the column labeled "Company Contribution to 401(k) Plan". The following table sets forth the number of shares of Common Stock contributed to the below referenced persons or groups of persons during the 401(k) Plan year ended December 31, 1999, Column (1), and for all years from inception of the Plan through Plan year ended December 31, 1999, Column (2).

                      Thermodynetics, Inc. Proxy Statement
                                     Page 7

                                                                 Shares Contributed by the Company
             Name                                                and Held in Trust Under 401(k) Plan
             ----                                                -----------------------------------
             Officers and Directors                               Column (1)           Column (2)
             ----------------------                               ----------           ----------
                                                                                      (Aggregate)
             John F. Ferraro(a)                                    9,425                51,300
             Robert A. Lerman(a)                                  19,929                79,397
             Robert I. Lieberman                                     -0-                16,939
             Anthony C. Mirabella(a)                                 -0-                   -0-

             All officers and directors as a group(a)             29,354               147,636
                 (4 persons)

             Total Matching Contribution                         200,000               934,803
             to all employees
             (35 persons)

----------
     (a) Trustees of the 401(k) Plan. Excludes the aggregate shares held in trust by the trustees of the 401(k) Plan for all participating employees.

Other Plans

     The Company does not have any pension or similar plan. See footnotes (1) and (4) to the cash compensation table as to the Company's employment contracts with Messrs. Ferraro, Lerman and Lieberman containing disability and termination payment provisions.

                              Certain Transactions

     During the fiscal year ended March 31, 2000, the Company has not been engaged in transaction(s) with certain officers, directors, beneficial holders of more than 5% of its outstanding voting securities and entities with which they were affiliated. None of the officers and directors of the Company are engaged in businesses competitive to the business of the Company. The Company's transactions with these individuals and entities in the fiscal year most recently ended are described below.

     With Directors and Officers, and Related Persons. In August, 1999 a total of 590,000 of the 1995 stock options were reassigned to the management team pro rata in accordance with their terms. See "1995 Stock Options" and "Option Grants in Last Fiscal Year."

     Indebtedness of Management - At March 31, 2000 no member of management was indebted to the Company in excess of $60,000.


Legal Proceedings

     There are no material legal proceedings known or threatened against the Company.

Information Concerning Independent Public Auditors

     The firm of DiSanto Bertoline & Company, P.C., certified public accountants, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2000. DiSanto Bertoline &

                      Thermodynetics, Inc. Proxy Statement
                                     Page 8


Company, P.C. was first appointed to serve as the Company's auditors in February, 1991. Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

     On November 30, 2000, the Registrant dismissed its principal accountant, DiSanto, Bertoline & Company, P.C., 628 Hebron Avenue, Glastonbury, Connecticut 06033. The former accountant's reports on the Registrant's financial statements for each of the past two years contained no adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Registrant's board of directors. During the Registrant's two most recent fiscal years ending March 31, 2000, and during the period from April 1, 2000 through and including November 30, 2000, there were no disagreements between the Registrant and the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Registrant's two most recent fiscal years ending March 31, 2000, and during the period from April 1, 2000 through and including November 30, 2000, the former accountants did not advise the Registrant that: (a) internal controls necessary for the Registrant to develop reliable financial statements did not exist; (b) information had come to the former accountant's attention that led it to no longer be able to rely on management's representation or that made it unwilling to be associated with the financial statements prepared by management;
(c) the former accountant needed to expand significantly the scope of its audit, or that information had come to the former accountant's attention that, if further investigated might have materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the former accountant's satisfaction prior to its dismissal.

     On November 30, 2000 the Registrant engaged Mahoney Sabol & Company, LLP, One State Street, 17th floor, Hartford, Connecticut 06103 to be its principal accountant. During the Registrant's two most recent fiscal years ending March 31, 2000 and during the period from April 1, 2000 through and including November 30, 2000, the Registrant has not consulted the newly engaged accountant regarding: (a) either the application of accounting principles to a modified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement with the former accountant or a reportable event. Representatives of Mahoney Sabol & Company, LLP are not expected to be present at the Annual Meeting of Stockholders.


Stockholder Proposals for Next Annual Meeting

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of directors for the 2000 fiscal year end Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before November 1, 2001.


Form 10-KSB Annual Report

     A copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 as filed with the Securities and Exchange Commission may be obtained by any stockholder entitled to vote at the January 16, 2001 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.

                      Thermodynetics, Inc. Proxy Statement
                                     Page 9

                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

                                         By Order of the Board of Directors

                                         Thermodynetics, Inc.


                                         Robert A. Lerman
                                                President
Windsor, Connecticut 06095
December 8, 2000

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY

                   Please Sign and Return this Proxy Promptly
                              THERMODYNETICS, INC.

                Annual Meeting of Stockholders - January 16, 2001

     KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  hereby appoints John
F. Ferraro and Robert A. Lerman, or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Tuesday, January 16, 2001 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting. The undersigned directs that this Proxy be voted as follows:

1.   To elect three (3) directors (Proposal One).
     FOR  [_] all nominees listed below             WITHHOLD AUTHORITY  [_]
     (except as marked to the contrary below)       (to vote for all nominees
                                                    listed below)

      Nominees:  John F. Ferraro, Robert A. Lerman, Anthony C. Mirabella

          If it is desired to withhold authority to vote for any individual nominee, check the FOR box above and strike out the name of the nominee for whom you desire to withhold voting authority.

2. In their discretion, on all other matters that may properly come before the meeting.

     AUTHORITY GRANTED  [_]                         AUTHORITY WITHHELD  [_]
                                                    (Continued and to be signed
                                                    on other side)

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR ANY ITEM, THIS PROXY WILL BE VOTED FOR THAT ITEM. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.


                                                Dated                    2000/01
                                                     --------------------

                                                --------------------------------

                                                --------------------------------
                                                   (Signature  of  Stockholder)

                                                Please  sign   exactly  as  name
                                                appears on this Proxy. If shares
                                                are  registered in more than one
                                                name, the signatures of all such
                                                persons    are    required.    A
                                                corporation  should  sign in its
                                                full  corporate  name  by a duly
                                                authorized officer,  stating his
                                                title.   Trustees,    guardians,
                                                executors   and   administrators
                                                should  sign in  their  official
                                                capacity,   giving   their  full
                                                title as such. If a partnership,
                                                please sign in partnership  name
                                                by authorized person.

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
               No postage is required if returned in the enclosed envelope and mailed in the United States THIS PROXY
                IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS